Exhibit 99.1

Investor Relations

Heather Hille

Director, Investor Relations

(952) 887-8923, heather.hille@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Elects Richard M. Olson Chief Executive Officer

BLOOMINGTON, Minn. (July 19, 2016) – The Toro Company (NYSE: TTC) announced today that its board of directors has elected Richard M. Olson to the position of president and chief executive officer effective November 1, 2016. Olson, a 30-year veteran of the company, has served as Toro’s president and chief operating officer since September 2015 and was elected to the company’s board of directors in January of this year. Toro’s current chairman and chief executive officer, Michael J. Hoffman, will continue to serve as chairman of the board.

Olson joined Toro in 1986 as a manufacturing process engineer. He has held various positions in operations and engineering including manager of advanced manufacturing, commercial engineering program manager, director of Shakopee plant operations, and managing director of northern manufacturing operations. In 2010 he was named general manager of Exmark and was appointed vice president, Exmark in 2012. The following year Olson was named vice president, international business before being elected group vice president, international business, micro-irrigation business and distributor development in June 2014.

Reflecting on the coming changes, Hoffman stated, “Serving our employees and customers as Toro’s chief executive officer has been the greatest privilege of my career. Our employees’ and channel partners’ passion for the business and relentless commitment to our company and brands have enabled us to accomplish much together. Looking forward, I am pleased and confident in passing the responsibilities of chief executive on to such a strong and tested leader as Rick Olson. His extensive experience, intelligence and commitment to our company’s core values make him an ideal candidate for his new role.”

Hoffman joined Toro  in 1977 and served the company in various service, sales and marketing roles before holding a series of key executive positions across the company’s commercial and residential businesses. He was elected president in October 2004, chief executive officer in March 2005 and chairman of the board in March 2006. Hoffman has served on the board of directors of Donaldson Company Inc. since 2005. Mike also currently serves on the board of overseers of the Carlson School of Management at the University of Minnesota.

“I am honored to have the opportunity to continue the storied legacy of our great company that Mike and leaders before him like Ken Melrose and David Lilly helped build through the decades, making Toro all that it is today,” said Olson. “Like my predecessors, I will rely on the dedication and hard work of the entire Toro family. I look forward to working closely with our talented employees and channel partners to keep our company growing by delivering superior innovation and superior customer care.”

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Olson holds a Bachelor of Science degree in industrial technology from Iowa State University and an MBA from the University of Minnesota’s Carlson School of Management. He serves on the boards of The Toro Foundation and the Outdoor Power Equipment Institute.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions.  With sales of $2.4 billion in fiscal 2015, Toro’s global presence extends to more than 90 countries.  Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields.  For more information, visit www.thetorocompany.com.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and can be identified by words such as “looking forward,” “continue,” “will,” or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied and include: the level of growth or contraction in our key markets; dependence on The Home Depot as a customer; elimination of shelf space for our products at dealers or retailers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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